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                                                              Exhibit (a)1.b.

                                ARTICLES OF AMENDMENT
                                  OF THE CHARTER OF
                               SM&R CAPITAL FUNDS, INC.


     Pursuant to the provisions of Section 2-605(a)(4) of the General Corporation Law of the State of Maryland (the "GCL"). SM&R Capital Funds, Inc. (the "Corporation"), a Maryland corporation, has adopted the amendments to its Articles of Incorporation as stated in these Articles of Amendment.

                                      ARTICLE I

     The name of the Corporation is SM&R Capital Funds, Inc.

                                      ARTICLE II

     The Corporation is registered as an open-end company under the Investment Company Act of 1940.

                                     ARTICLE III

     Article II of the Amended and Restated Articles of Incorporation is amended to change the name of the Corporation. As amended, Article II reads as follows:

          "The name of the corporation is SM&R INVESTMENTS, INC."

                                      ARTICLE IV

     Article V, Section (4) of the Amended and Restated Articles of Incorporation is amended to change the name of the American National Primary Fund Series to the "SM&R PRIMARY FUND."

                                      ARTICLE V

     Article V, Section (4) of the Amended and Restated Articles of Incorporation is further amended to change the name of the American National Government Income Fund Series to the "SM&R GOVERNMENT BOND FUND" and to redesignate the American National Government Income Fund Series-Class T shares the "SM&R GOVERNMENT BOND FUND-CLASS T" shares.

                                      ARTICLE VI

     Article V, Section (4) of the Amended and Restated Articles of Incorporation is further amended to change the name of the American National Tax Free Fund Series to the "SM&R TAX FREE FUND" and to redesignate the American National Tax Free Fund Series-Class T shares the "SM&R TAX FREE FUND-CLASS T" shares.

                                     ARTICLE VII

     As amended by Articles IV, V, and VI of these Articles of Amendment,
Article V, Section (4) of the Amended and Restated Articles of Incorporation reads as follows:

          "(4) There is hereby established and classified three separate series of stock, the "SM&R Primary Fund" to be comprised of one billion one hundred seventy six million (1,176,000,000) shares, each with a par value of one cent ($0.01), the "SM&R Government Income Fund" to be comprised of twenty three million (23,000,000) shares, each with a par value of one cent ($0.01) and all of which are designated as "SM&R Government Income Fund-Class T" shares, and the "SM&R Tax Free Fund" to be comprised of twenty one million (21,000,000) shares each with a par value of one cent ($0.01) and all of which are designated as "SM&R Tax Free Fund-Class T" shares. Without limiting the authority of the Board of Directors set forth herein to establish and designate any further series or classes, and to classify and reclassify any unissued shares, and subject to such authority, shares of each series, now authorized and hereafter authorized, shall be subject to the following provisions:"


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                                     ARTICLE VIII

     The amendments are limited to changes expressly permitted by Section 2-605 of the GCL.

                                      ARTICLE IX

     The amendments were approved by a majority of the entire board of directors of the Corporation.

                                      ARTICLE X

     In accordance with Section 2-610.1(2) of the GCL, the amendments contained in these Articles of Amendment shall be effective as of December 31, 1998.

     IN WITNESS WHEREOF, the Corporation has caused these presents to be signed in its name and on its behalf by its President and attested by its Secretary on the 7th day of December, 1998.

ATTEST:                                 SM&R CAPITAL FUNDS, INC.



  /s/ Teresa E. Axelson                 By: /s/ Michael W. McCroskey
---------------------------------           ------------------------
  Teresa E. Axelson, Secretary               Michael W. McCroskey, President
-----------------------------------         --------------------------------


     THE UNDERSIGNED, President of SM&R Capital Funds, Inc., who executed on behalf of said corporation, the foregoing Articles of Amendment, of which this certificate is made a part, hereby acknowledges, in the name and on behalf of said corporation, the foregoing Articles of Amendment to be the corporate act of said corporation and further certifies that, to the best of his knowledge, information, and belief, the matters and facts set forth therein with respect to the approval thereof are true in all material respects, under the penalties of perjury.



                                          /s/ Michael W. McCroskey
                                          ------------------------
                                        Michael W. McCroskey, President
                                        -------------------------------